EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. Reports Second Quarter 2006 Financial Results

Raleigh, NC, Tuesday, August 1, 2006 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported preliminary financial results for the second quarter ended June 30, 2006.

For the quarter ended June 30, 2006, revenue increased 8.8% to $82.6 million, compared to $75.9 million for the quarter ended June 30, 2005. Operating income for the second quarter 2006 increased 69.2% to $9.6 million, compared to $5.7 million for the same period in 2005. Income from continuing operations for the second quarter 2006 was $4.5 million, or $0.32 per diluted share, a 136.6% increase from income from continuing operations of $1.9 million, or $0.14 per diluted share, for the second quarter of 2005. Income from discontinued operations (net of income taxes) was $2.3 million, or $0.16 per diluted share, for the second quarter of 2006, compared to $0.5 million, or $0.03 per diluted share for the same period in 2005.

For the six months ended June 30, 2006, revenue increased 12.2% to $161.7 million, compared to $144.2 million for the same period in 2005. Operating income increased 38.7% to $17.4 million, compared to $12.5 million for the six months ended June 30, 2005. Income from continuing operations was $7.9 million, or $0.56 per diluted share, a 69.3% increase from income from continuing operations of $4.7 million, or $0.34 per diluted share, for the six months ended June 30, 2005. Income from discontinued operations (net of income taxes) was $2.3 million, or $0.17 per diluted share, for the six months ended June 30, 2006, compared to $0.5 million, or $0.04 per diluted share, for the same period in 2005.

Jim W. Perry, President and CEO of the Company, stated, “The results of operations for the quarter and year-to-date reflect our continued focus on improving productivity, reducing operating cost and effectively pricing collection and disposal work to reflect the rising cost of labor, fuel, steel and regulatory requirements. Our results also reinforce our previous strategy to divest underperforming operations while concentrating our resources and energies in markets where we can be successful at internalizing more of our waste stream and where we can further leverage our extensive asset base and infrastructure.”

All periods have been restated to present the results of certain discontinued operations in the Atlanta area market and the Old Kings Road construction and demolition landfill operation in Jacksonville, Florida. Included in income from discontinued operations for the three and six months ended June 30, 2006 is a gain of approximately $2.2 million (net of income taxes) related to the sale of the Jacksonville landfill operation.

The Company will host a conference call to discuss its second quarter results on August 2, 2006 at 2:00 PM (Eastern Time). The call number is (800) 946-0742 and the confirmation number is 7498454. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through August 16, 2006 and may be accessed by calling (888) 203-1112 and using confirmation number 7498454.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi and Georgia.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future performance plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as fuel prices, risks in the development and operation of landfills, managing growth, economic trends and weather that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Revenues:
Service revenues	$75,774	$82,340	$143,847	$161,300
Equipment sales	157	259	311	446

Total revenues	75,931	82,599	144,158	161,746

Operating costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	52,149	54,651	97,430	106,242
Cost of equipment sales	95	157	201	286
Selling, general and administrative	10,800	10,552	19,885	22,226
Depreciation and amortization	7,377	7,949	14,186	15,998
Gain on sale of property and equipment and other assets	(198)	(336)	(222)	(386)
Impairment of property and equipment and other assets	17	—	143	—

Total operating costs and expenses	70,240	72,973	131,623	144,366

Operating income	5,691	9,626	12,535	17,380

Interest expense	2,619	2,360	4,961	4,908
Interest income	(21)	(49)	(32)	(95)
Other	(60)	(62)	(81)	(150)

Total other expense, net	2,538	2,249	4,848	4,663

Income from continuing operations before income taxes	3,153	7,377	7,687	12,717
Income tax expense	1,246	2,865	3,037	4,844

Income from continuing operations	1,907	4,512	4,650	7,873

Discontinued operations:
Income from discontinued operations, net of income taxes	514	2,250	542	2,279

Net income	$2,421	$6,762	$5,192	$10,152

Earnings per share:

Basic:
Income from continuing operations	$0.14	$0.33	$0.34	$0.57
Income from discontinued operations	0.04	0.16	0.04	0.17

Net income	$0.18	$0.49	$0.38	$0.74

Diluted:
Income from continuing operations	$0.14	$0.32	$0.34	$0.56
Income from discontinued operations	0.03	0.16	0.04	0.17

Net income	$0.17	$0.48	$0.38	$0.73

Weighted-Average Number Of Shares Outstanding:
Basic	13,675	13,857	13,606	13,809
Diluted	13,853	14,029	13,798	13,951

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2005	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,575	$106
Receivables, net	36,193	34,585
Other	4,120	9,263

Total current assets	41,888	43,954

Property and equipment, net	216,390	215,599
Intangible assets, net	105,925	105,569
Other noncurrent assets	3,952	3,868

Total assets	$368,155	$368,990

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	10,733	8,945
Accounts payable - trade	16,579	16,181
Other accrued liabilities and deferred revenues	29,223	30,545

Total current liabilities	56,535	55,671

Long-term debt, net of current maturities	155,212	147,069
Other liabilities	26,909	27,579

Total liabilities	238,656	230,319

Shareholders’ equity:	129,499	138,671

Total liabilities and shareholders’ equity	$368,155	$368,990

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2005	2006
Operating Activities:
Net income	$5,192	$10,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,706	16,124
Landfill accretion expense	209	538
Amortization of debt issuance costs	559	309
Impairment of property and equipment and other assets	143	—
Gain on sale of property and equipment and other assets	(222)	(386)
Gain on sale of discontinued collection and disposal operations	(389)	(2,270)
Stock compensation expense	44	290
Provision for deferred income taxes	1,570	(518)
Change in fair value of commodity hedges	—	914
Provision for doubtful accounts	1,454	755
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	(941)	(4,009)

Net cash provided by operating activities	22,325	21,899

Investing Activities:
Acquisitions of related business, net of cash acquired	(23,279)	(5,033)
Purchases of property and equipment	(16,031)	(21,143)
Proceeds from sale of collection and disposal operations	7,913	16,352
Proceeds from sale of property and equipment and other assets	720	1,032
Settlement of acquisition liabilities	92	(208)
Other	43	182

Net cash used in investing activities	(30,542)	(8,818)

Financing Activities:

Proceeds from issuance of long-term debt	27,962	16,000
Principal payments of long-term debt	(22,719)	(28,443)
Payment of dividends	(1,094)	(2,493)
Principal payments of capital lease obligations	(101)	(361)
Debt issuance costs	(35)	(582)
Excess tax benefit from stock option exercises	—	142
Net proceeds from exercise of stock options	1,812	1,187

Net cash (used in) provided by financing activities	5,825	(14,550)

Decrease in cash and cash equivalents	(2,392)	(1,469)
Cash and cash equivalents, beginning of period	2,445	1,575

Cash and cash equivalents, end of period	$53	$106

Supplemental disclosures of cash flow information:

Cash paid for interest	$4,568	$5,246

Cash paid for taxes	$3,348	$8,150

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)

	QUARTER ENDED
REVENUE MARGINS	6/30/05	6/30/06
Operating expenses including cost of equipment sales	68.8%	66.4%
S G & A	14.2%	12.8%
Depreciation and amortization	9.7%	9.6%
Interest expense, (net)	3.4%	2.8%
Income from continuing operations (pre-tax)	4.2%	8.9%
Income tax expense	1.6%	3.5%
Income from continuing operations	2.5%	5.5%

SERVICE REVENUE MIX
Collection:
Industrial	$22,041	$22,984
Commercial	20,688	22,995
Residential	16,386	18,121
Disposal and transfer	11,335	11,984
Recycling service	1,226	1,200
Recycled commodity sales	1,124	922
Other	2,974	4,134

Total Service Revenue	$75,774	$82,340

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION AND ACCRETION*
Operating income	$5,691	$9,626
Accretion	103	122
Depreciation and amortization	7,377	7,949

Operating income before depreciation, amortization and accretion	$13,171	$17,697

CAPITAL EXPENDITURES DETAIL	YTD 05	YTD 06
Collection & Transportation	$11,150	$14,982
Landfill Development	4,881	6,161

Total capital expenditures	$16,031	$21,143

FREE CASH FLOW RECONCILIATION *
Net cash provided by operating activities	$22,325	$21,899
Less: Capital expenditures	(16,031)	(21,143)
Plus: Proceeds from disposal of assets	720	1,032

Free cash flow	$7,014	$1,788

DEBT TO TOTAL CAPITAL	12/31/05	6/30/06
(includes capital leases)	56.3%	53.0%

TOTAL LIABILITIES TO EQUITY	1.8	1.7

DAYS SALES OUTSTANDING	34	32

SERVICE REVENUE GROWTH		2Q 06
Price		4.4%
Volume		-3.1%
Energy surcharge		2.2%

Total internal growth		3.5%
Recycling commodities		-0.3%
Acquisitions		5.5%

Total service revenue growth		8.7%

*	Operating income before depreciation, amortization and accretion and free cash flow are considered non-GAAP financial measures. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of property and equipment and other assets. Operating income before depreciation, amortization and accretion and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definitions of operating income before depreciation, amortization and accretion and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of operating income before depreciation, amortization and accretion is useful to investors because it provides important information of the Company’s operating performance exclusive of certain non-cash costs. The Company has included information concerning free cash flow because it believes it provides additional information for determining its ability to meet debt service requirements and that this measure is an indicator upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets free cash flow trends as a measure of its liquidity.